Exhibit 99.1

Xplore Technologies to Announce Financial Results for the Fiscal Year Ended March 31, 2015 on June 29, 2015

Austin, Texas – April 30, 2015 – Xplore Technologies Corp. (NASDAQ: XPLR), manufacturer of the world’s broadest range of high-quality rugged tablet computers, today announced today that it will release its financial results for its fiscal year ended March 31, 2015, on Monday, June 29, 2015, at 4:00 p.m. ET. The company will conduct a conference call and webcast to review the results on Monday, June 29, 2015, at 4:30 p.m. ET.

Interested parties in the United States can access the call by dialing 877-269-7756, interested parties outside the United States can access the call by dialing 201-689-7817, or anyone can listen via a live Internet webcast at http://www.investorcalendar.com/IC/CEPage.asp?ID=173986. A replay of the conference call will be available until July 29, 2015 by calling 877-660-6853 from the United States or 201-612-7415 from outside the United States and entering conference ID number 13607960.

About Xplore Technologies

Established in 1996, Xplore Technologies Corp. is the number two provider of rugged tablet computers worldwide. With its recent acquisition of the Motion product line, the company now has the broadest range of purpose-built tablets for a variety of industries including energy, utilities, telecommunications, military operations, manufacturing, distribution, public services, public safety, healthcare, government and other areas with hazardous work conditions. The company’s tablets are among the most powerful and longest lasting in their class – able to withstand nearly any hazardous condition or environmental extreme. Xplore's products are sold and serviced on a global basis across the Americas, Europe, Middle East, Africa, and Asia Pacific regions. For more information, visit the Xplore Technologies website at www.xploretech.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors detailed from time to time in filings made by Xplore with securities regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.

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Contact Information:
Xplore
Media Inquiries:	Investor Contact:
Ethan Parker	Chris Schreiber
Treble PR	Taglich Brothers
Founder@treblepr.com	cs@taglichbrothers.com
(512) 485-3016	(917) 445-6207